UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 15, 2011

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As we have previously announced, we are conducting a search for an additional member of our board of directors with the intention of appointing the new director as soon as practicable.  We intend that our new director will not only satisfy the independence requirements under the Nasdaq listing requirements but will have no material connection to PTC (that is, no material financial, personal, business, or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity) prior to being appointed to the Board.

Effective with our 2011 Annual Meeting of Stockholders that occurred on March 9, 2011, we have equal numbers of independent and non-independent directors.  Although we have two management directors and four non-management directors, one of our non-management directors, Professor Michael Porter, is not considered “independent” because he consults with our executives on strategic matters and participates in executive management seminars that we sponsor for customers.

Accordingly, we previously disclosed that we do not comply with NASDAQ Rule 5605(b), which requires that a majority of the members of our Board of Directors be “independent directors,” as defined in the NASDAQ rules.  On March 15, 2011, we received a notice from The NASDAQ Stock Market that, as described above, we are not in compliance with NASDAQ Rule 5605(b).  Under Rule 5605(b), we have until the earlier of the first anniversary of the 2011 Annual Meeting or the 2012 Annual Meeting, unless the 2012 Annual Meeting is held before September 6, 2011, in which case we have until September 6, 2011, to regain compliance.

The NASDAQ notice has no effect on the listing of our common stock at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: March 16, 2011	By:	/s/Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary